Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chesapeake Lodging Trust Equity Plan of our report dated January 19, 2010, with respect to the balance sheet of Chesapeake Lodging Trust as of December 31, 2009, included in its Registration Statement on Form S-11 (File No. 333-162184), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 26, 2010